UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 20, 2010

FORCE FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4630 Campus Drive, Suite 101 Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
949-783-6723

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 20, 2010, the Company signed a definitive Asset Purchase Agreement (the “Asset Purchase Agreement”) with PEMCO, LLC, as Seller and Rick Coody, as the Sole Member of PEMCO, LLC, for the purchase of thirteen oil and gas leases (“Leases”) and associated equipment (“Purchased Assets”) totaling approximately 2,600 acres located in the State of Kansas.  The purchase price to be paid to PEMCO for the Leases and the Purchased Assets is One Million Five Hundred Thousand Dollars ($1,500,000), of which (i) Two Hundred Thousand Dollars ($200,000) is payable on or before the Initial Closing; (ii) Nine Hundred Thousand Dollars ($900,000) of which shall be in the form of a Promissory Note payable in monthly increments of $100,000 each; and (iii) the remaining Four Hundred Thousand Dollars ($400,000) shall be paid by the Company upon entering into an agreement with Energy Recovery Systems.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.9	Asset Purchase Agreement by and among Force Fuels, Inc., Buyer and PEMCO, LLC, Seller and Rick Coody, Seller Member, effective April 23, 2010.

99.1	Press Release dated April 26, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCE FUELS, INC.
(Registrant)
Date: April 26, 2010

/s/ Oscar F. Luppi
Oscar F. Luppi, President, Chief Executive Officer